UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 12, 2007
Asset Acceptance Capital Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-50552	80-0076779

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

28405 Van Dyke Avenue, Warren, Michigan	48093

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 586-939-9600
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Compensatory Arrangements of Certain Officers.
     On February 12, 2007, the Compensation Committee of the Board of Directors of Asset Acceptance Capital Corp. (the “Company”) approved the Asset Acceptance Capital Corp. 2007 Incentive Compensation Plan for Management (the “2007 Management Bonus Plan”), subject to the Board of Directors adoption of the 2007 financial budget. On February 13, 2007, the Board of Directors approved the 2007 financial budget presented by management. The 2007 Management Bonus Plan is intended to provide incentives to eligible employees (the “Participants”) to advance the interests of the Company and to attract and retain employees.
     The 2007 Management Bonus Plan provides for the payment of cash bonuses to Participants, which includes the Company’s executive officers (including the named executive officers identified in the Company’s 2006 proxy statement who are currently with the Company, being Nathanial F. Bradley IV, the Chairman, President and CEO, Mark A. Redman, the Vice President — Finance and Chief Financial Officer, and Phillip L. Allen, the Senior Vice President — Operations) and most of the other management employees of the Company.
     Each Participant in the 2007 Management Bonus Plan can earn a target bonus, based upon a percentage of his or her base compensation (as defined in the Plan) paid in 2007, computed separately for achievement by the Company of specified financial objectives and the achievement by the Participant of specified personal objectives, as follows:
•	Financial Objectives: If the Company achieves 100% of its 2007 EBITDA goal, the Participants will earn up to 50% of their target bonus. If the Company achieves 110% or more of its 2007 EBITDA goal, the Participants will earn 100% of their target bonus. If the Company achieves its minimum EBITDA goal (set at a percentage of its 2007 EBITDA goal equal to the greater of the 2006 EBITDA achieved by the Company expressed as a percentage of the 2007 EBITDA goal, or 90% of the 2007 EBITDA goal), then the Participants will earn 50% of their target bonus, reduced by a formula set forth in the Plan.

•	Personal Performance Objectives: Each Participant may earn up to a maximum of 50% of his or her target bonus based on the achievement of specified personal objectives jointly developed by the Participant and management of the Company. No bonus is earned if the 2007 EBITDA achieved by the Company does not at least equal the 2006 EBITDA.
     The target bonus for each Participant is set by the Compensation Committee at a level consistent with each Participant’s responsibilities. The target bonus, expressed as a percentage of annual base compensation paid in 2007, ranges from 35% to 80% for the current named executive officers and is 35% for all other executive officers of the Company.
     Neither the targeted 2007 EBITDA goal, nor the specific personal objectives for each of the named executive officers, has been included in this description or in the 2007 Management Bonus Plan in order to maintain the confidentiality of the Company’s confidential commercial or business information.
     All cash bonuses under the 2007 Management Bonus Plan are earned upon the Board of Directors approval of the 2007 audited financial statements and computation of the EBITDA resulting from such approved financial statements. If a Participant’s employment is terminated for any reason prior to the approval of the 2007 audited financial statements, the cash bonus for that Participant is forfeited. Any deviations from the 2007 Management Bonus Plan must be approved by the Compensation Committee.
     The above descriptions are subject to, and qualified in their entirety by, the 2007 Management Bonus Plan which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
Exhibits
Exhibit Number
10.1	2007 Incentive Compensation Plan for Management

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Asset Acceptance Capital Corp.
February 16, 2007	By:	/s/ Nathaniel F. Bradley IV
		Name:	Nathaniel F. Bradley IV
		Title:	Chairman of the Board, President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	2007 Incentive Compensation Plan for Management